UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     September 21, 1998

                             Uncle B's Bakery, Inc.
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             (Exact name of registrant as specified in its charter)

              Iowa                      0-22556            42-1267239
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      (State or other jurisdiction     (Commission     (IRS Employer of
               incorporation)          File Number)    Identification No.)

         441 Dubuque Street  Ellsworth, Iowa                  50075
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       (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code   515-836-4000
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         (Former name or former address, if changed since last report.)


ITEM 3. BANKRUPTCY OR RECEIVERSHIP

         On September 4, 1998, Uncle B's Bakery, Inc. (the "Debtor") filed Chapter 11 and requested a hearing for interim use of cash collateral. A hearing was held on September 10, 1998, in the United States Bankruptcy Court for the Northern District of Iowa in Sioux City, Iowa. At the hearing, the Debtor and Creditanstalt Corporate Finance, Inc. (the "lender") agreed upon interim use of cash collateral under certain terms and conditions until September 26, 1998. The court approved this agreement. A final hearing will be held on September 28, 1998.
         The Company remains as Debtor in Possession and intends to submit a plan of reorganization once the plan has been finalized. In addition, there are ongoing discussions with interested and potential strategic partners and investors. However, there are no assurances that these discussions will result in a definitive agreement.


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                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.



                                           Uncle B's Bakery, Inc.
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                                               (Registrant)




Date   September 23, 1998      /s/ Wm. Howard McClennan, Jr.
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                               Wm. Howard McClennan, Jr.
                               Chief Financial Officer